As filed with the Securities and Exchange Commission on November 7, 2000
                                                Registration No. 333-__________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             MEDTOX SCIENTIFIC, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                   95-3863205
                      (I.R.S. Employer Identification No.)

402 West County Road D, St. Paul, Minnesota                         55112
(Address of principal executive offices)                         (Zip Code)


            MEDTOX Scientific, Inc. Restated Equity Compensation Plan
         MEDTOX Scientific, Inc. Qualified Employee Stock Purchase Plan
               MEDTOX Scientific, Inc. Non-Employee Director Plan
                            (Full title of the plans)


James B. Lockhart                   Copy to: Robert R. Ribeiro, Esq.
MEDTOX Scientific, Inc.                      Fredrikson & Byron, P.A.
402 West County Road D                       1100 International Centre
St. Paul, Minnesota 55112                    900 Second Avenue South
(651) 286-6225                               Minneapolis, Minnesota 55402
                                             (612) 347-7184
(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                                                         Proposed
                                                         maximum
                                       Proposed maximum  aggregate  Amount of
 Title of securities    Amount to be   offering price    offering   registration
 to be registered       registered     per share (2)     price (2)  fee
 ----------------       ----------     --------------    ---------  ----------


Common Stock,par value   700,964(1)     $12.04           $8,439,606  $2,229.74
$0.15 per share

(1) (a) Includes 560,964 shares available for issuance under the MEDTOX Scientific, Inc. Restated Equity Compensation Plan.

     (b) Includes 125,000 shares issuable under the MEDTOX Scientific, Inc. Qualified Employee Stock Purchase Plan.

     (c) Includes 15,000 shares available for issuance under the MEDTOX Scientific, Inc. Non-Employee Director Plan.

         This registration statement also covers such additional number of shares as may be required in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation or other similar event.

(2) Solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are based upon (i) with respect to 386,821 shares that may be acquired pursuant to stock options granted under the MEDTOX Scientific, Inc. Restated Equity Compensation Plan, and the 15,000 shares that may be acquired pursuant to options granted under the MEDTOX Scientific, Inc.
         Non-Employee Director Plan, the weighted average price at which such stock options may be exercised, (ii) with respect to 28,444 shares issued under the MEDTOX Scientific, Inc. Qualified Employee Stock Purchase Plan, the weighted average price at which such shares were purchased, and (iii) with respect to the remaining 288,199 shares that may be issuable from time to time after the date hereof under the three Plans, $11.75 per share, which represents the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on November 3, 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.
             ---------------------------------------

         The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference into this registration statement:

o        our annual report on Form 10-K for the year ended December 31, 1999;
o our quarterly reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and
o the description of our common stock contained in our registration statement on Form 8-A and any amendment or report filed for the purpose of updating the description.

         All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered by this registration statement have been sold, or deregistering all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective dates of filing of such documents.

Item 4.      Description of Securities.
             -------------------------

         Not applicable.

Item 5.      Interests of Named Experts and Counsel.
             --------------------------------------

         Not applicable.

Item 6.      Indemnification of Directors and Officers.
             -----------------------------------------

         Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a corporation's board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         As permitted by the DGCL, our certificate of incorporation provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. As permitted by the DGCL, our certificate of incorporation also includes a provision that eliminates the personal liability of our directors for monetary damages for breach of the director's fiduciary duty, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL regarding payments of dividends, stock purchases or redemptions which are unlawful; or (4) for any transaction from which the director derived an improper personal benefit.

Item 7.      Exemption from Registration Claimed.
             -----------------------------------

         Not applicable.

Item 8.      Exhibits.
             --------

         4.1      Medtox Scientific, Inc. Restated Equity Compensation Plan.

         4.2      Medtox Scientific, Inc. Qualified Employee Stock Purchase
                  Plan.

         4.3      Medtox Scientific, Inc. 1991 Non-Employee Director Plan.

         5.1      Opinion of Fredrikson & Byron, P.A.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Ernst & Young LLP

         23.3 Consent of Fredrikson & Byron, P.A. (contained in Exhibit 5.1 to this registration statement).

         24.1 Power of Attorney (included in the signature page of this registration statement).

Item 9.      Undertakings.
             ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Feel, table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on November 3, 2000.

                             MEDTOX Scientific, Inc.


                         By: /s/ Richard J. Braun
                             ---------------------------------------
                             Richard J. Braun
                             President, CEO and Director
                             (Principal Executive Officer)


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard J. Braun and James B. Lockhart, and each of them, as his or her true and lawful attorney-in fact and agent, with full power and substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Signatures                  Title                             Date

  /s/ Richard J. Braun      President, CEO and Director       November 3, 2000
------------------------
Richard J. Braun


  /s/ James B. Lockhart     Vice President of Finance,        November 3, 2000
------------------------     Chief Financial Officer
James B. Lockhart            & Secretary


  /s/ Miles E. Efron         Director                         November 3, 2000
-----------------------
Miles E. Efron


  /s/ James W. Hansen        Director                         November 3, 2000
----------------------
James W. Hansen


  /s/ Brian Johnson          Director                         November 3, 2000
---------------------
Brian Johnson

                                  EXHIBIT INDEX


       4.1      Medtox Scientific, Inc. Restated Equity Compensation Plan.

       4.2      Medtox Scientific, Inc. Qualified Employee Stock Purchase Plan.

       4.3      Medtox Scientific, Inc. 1991 Non-Employee Director Plan.

       5.1      Opinion of Fredrikson & Byron, P.A.

       23.1     Consent of Deloitte & Touche LLP.

       23.2     Consent of Ernst & Young LLP

       23.3 Consent of Fredrikson & Byron, P.A. (contained in Exhibit 5.1 to this registration statement).

       24.1 Power of Attorney (included in the signature page of this registration statement).